UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
_______________________

Date of Report
(Date of earliest event reported)
September 23, 2018

              REGAL BELOIT CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	1-7283	39-0875718
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

  200 State Street, Beloit, Wisconsin 53511
(Address of principal executive offices, including zip code)

  (608) 364-8800
(Registrant’s telephone number, including area code)

              REGAL BELOIT CORPORATION
(Former name or former address, if changed since last report)
_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(A) of the Exchange Act.        ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 23, 2018, Regal Beloit Corporation (the “Company”) announced that Mark J. Gliebe, Chairman of the Board and Chief Executive Officer of the Company, will be retiring after the completion of calendar year 2018. Mr. Gliebe will resign as a director and as Chairman of the Company effective as of his retirement date as Chief Executive Officer. The Board of Directors of the Company has begun a process to identify Mr. Gliebe’s successor, and Mr. Gliebe will continue to lead the Company until his successor has been appointed.

The Company expects that Mr. Gliebe will be eligible for retirement treatment under the Company’s Target Supplemental Retirement Plan at the time of his retirement from the Company. The Company further expects that it will enter into a retirement agreement with Mr. Gliebe that will provide for continued salary and benefits until his retirement date, accelerated and full vesting of all of Mr. Gliebe’s outstanding and unvested stock appreciation rights and time-based vesting restricted stock units as of his retirement date, and pro rata vesting based on performance achieved to the retirement date of Mr. Gliebe’s outstanding and unvested performance share units. The Company anticipates that the retirement agreement will also provide for payment of Mr. Gliebe’s annual incentive award with respect to the 2018 performance period, subject to achievement of the performance goals relative to the award. The total value to Mr. Gliebe of the accelerated vesting of his equity awards is expected to be approximately $10.0 million. In consideration of these various payments, Mr. Gliebe is expected to agree to various customary non-competition, non-solicitation and non-interference covenants and releases of claims.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL BELOIT CORPORATION

Date: September 23, 2018    By: /s/ Thomas E. Valentyn
Thomas E. Valentyn
Vice President, General Counsel and Secretary